Thomas E. Bisset
Direct Line: 202.383.0118
E-mail: thomasbisset@eversheds-sutherland.com

VIA EDGAR April 25, 2024 American Family Life Insurance Company 6000 American Parkway Madison, WI 53783

RE: American Family Variable Account I
File No. 333-147408

Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 21 to the Registration Statement on Form N-6 for American Family Variable Account I (File No. 333‑147408). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,
Eversheds-Sutherland (US) LLP
/s/ Thomas E. Bisset
Thomas E. Bisset